Preliminary Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR9 Trust

$ [1,098,077,100]

WaMu Asset Acceptance Corp.
 Depositor

Washington Mutual Mortgage Securities Corp.
 Seller

Washington Mutual Bank
Servicer

Countrywide Home Loans, Inc.
Servicer

LaSalle Bank National Association
Trustee

October [18], 2006

Closing Date	October 26, 2006
Investor Settlement Date	October 26, 2006
First Distribution Date	November 27, 2006
Cut-Off Date	October 1, 2006

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS OCTOBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates,
WMALT Series 2006-AR9 Trust

$[ 1,098,077,100]

Description of Certificates

	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type

Expected Ratings S&P/Moody’s

1A	$ 273,309,000	4.02/4.35	1-126/1-480	Variable (3)	Senior	AAA/Aaa
2A	$ 519,375,000	4.00/4.33	1-126/1-480	Variable (4)	Senior	AAA/Aaa
CA-1B	$ 99,087,000	4.00/4.34	1-126/1-480	Variable (5)	Senior Mezz	AAA/Aaa
CA-1C	$ 99,087,000	4.00/4.34	1-126/1-480	Variable (6)	Senior Mezz	AAA/Aaa
R	$ 100				Senior/Residual	AAA/Aaa
CX-1	$ 111,635,138			Variable (7)	Senior IO/PO	AAA/Aaa
CX-2-PPP	$ 1,011,151,901			Variable (7)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
B-1	$ 22,457,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	AA+/Aa1
B-2	$ 25,262,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	AA/Aa1
B-3	$ 8,420,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	AA-/Aa1
B-4	$ 8,420,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	A+/Aa1
B-5	$ 8,420,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	A/Aa2
B-6	$ 5,613,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	A-/Aa3
B-7	$ 5,613,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	BBB+/A1
B-8	$ 5,613,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	BBB/A2
B-9	$ 5,613,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	BBB-/A3
B-10	$ 6,175,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	BB+/Baa1
B-11	$ 5,613,000	7.07/7.85	1-126/1-480	Variable (8)	Subordinate	BB/Baa3
B-12	$ 4,491,000	Privately Offered Certificates			Subordinate	BB-/Ba1
B-13	$ 10,105,000				Subordinate	B/NR
B-14	$ 10,113,939				Subordinate	NR/NR
Total:	$ [1,122,787,039]

(1)     Distributions on the Class 1A and Class R Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (each as defined herein) (the "Group 1 Mortgage Loans," such Mortgage Loans, "Loan Group 1"). The Group 1 Mortgage Loans will be divided into the following two subgroups: The Mortgage Loans in Subgroup 1-A (the “Subgroup 1-A Mortgage Loans”) are Group 1 Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 1-B (the “Subgroup 1-B Mortgage Loans”) are Group 1 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full for a period of [6] to [36] months from the date of origination of such Mortgage Loan.

Distributions on the Class 2A Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA, One-Month Libor and COFI (the "Group 2 Mortgage Loans," such Mortgage Loans, "Loan Group 2"). The Group 2 Mortgage Loans will be divided into the following two subgroups: The Mortgage Loans in Subgroup 2-A (the “Subgroup 2-A Mortgage Loans”) are Group 2 Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 2-B (the “Subgroup 2-B Mortgage Loans”) are Group 2 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full for a period of [6] to [36] months from the date of origination of such Mortgage Loan.

Distributions on the Class CX-1 Certificates will be derived primarily from the Subgroup 1-A and Subgroup 2-A Mortgage Loans.

Distributions on the Class CX-2-PPP Certificates will be derived primarily from the Subgroup 1-B and Subgroup 2-B Mortgage Loans.

Distributions on the Subordinate Certificates (as defined herein) will be derived primarily from the Group 1 and Group 2 Mortgage Loans.

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Senior Subordinate Certificates (as defined herein) are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap (as defined herein) for Loan Group 1. In addition, if on the initial Distribution Date the certificate interest rate for the Class 1A Certificates is equal to the Net WAC Cap for Loan Group 1, the Class 1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date, the certificate interest rate for the Class 2A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 2. In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A Certificates is equal to the Net WAC Cap for Loan Group 2, the Class 2A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B Certificates will be deemed to be comprised of two components (the "Class CA-1B Group 1 Component" and the "Class CA-1B Group 2 Component", each, a "Class CA-1B Component"). Each Class CA-1B Component will have a component principal balance representing a portion of the Class CA-1B principal balance. Interest will be payable with respect to each Class CA-1B Component. The initial principal balance of the Class CA-1B Group 1 Component and Class CA-1B Group 2 Component will be approximately $[34,164,000] and $[64,923,000], respectively.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 1 Component will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 1. In addition, if on the initial Distribution Date the certificate interest rate for the Class CA-1B Group 1 Component is equal to the Net WAC Cap for Loan Group 1, the Class CA-1B Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 2 Component will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 2. In addition, if on the initial Distribution Date the certificate interest rate for the Class CA-1B Group 2 Component is equal to the Net WAC Cap for Loan Group 2, the Class CA-1B Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the "Class CA-1C Group 1 Component" and the "Class CA-1C Group 2 Component", each, a "Class CA-1C Component"). Each Class CA-1C Component will have a component principal balance representing a portion of the Class CA-1C principal balance. Interest will be payable with respect to each Class CA-1C Component. The initial principal balance of the Class CA-1C Group 1 Component and Class CA-1C Group 2 Component will be approximately $[34,164,000] and $[64,923,000], respectively.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 1 Component will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 1 Component is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class CA-1C Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1C Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(7)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans (i) the Class CX-1 Certificates will be deemed to be comprised of two interest-only components (the “Class CX-1 Subgroup 1-A IO Component” and the “Class CX-1 Subgroup 2-A IO Component” each, a “Class X IO Component”) and two principal-only components (the "Class CX-1 Subgroup 1-A PO Component" and the "Class CX-1 Subgroup 2-A PO Component" each, a “Class X PO Component”) and (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of two interest-only components (the “Class CX-2-PPP Subgroup 1-B IO Component” and the “Class CX-2-PPP Subgroup 2-B IO Component” each, a “Class X IO Component”) and two principal-only components (the "Class CX-2-PPP Subgroup 1-B PO Component" and the "Class CX-2-PPP Subgroup 2-B PO Component," each, a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X IO Component. The Class X IO Components will not have a principal balance and principal will not be payable with respect to the Class X IO Components. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to a Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X PO Component balance.

The amount of interest available for distribution to the Class CX-1 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (7), the sum of:

        (1)   interest associated with the Class CX-1 Subgroup 1-A IO Component, which is the excess, if any, of

(x)   the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-A and the denominator of which is 12, and (ii) the Subgroup 1-A Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate (as defined herein) for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-A Balance reduced by the principal balance of the Class CX-1 Subgroup 1-A PO Component; and

        (2)   interest associated with the Class CX-1 Subgroup 2-A IO Component, which is the excess, if any, of

(x)   the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-A and the denominator of which is 12, and (ii) the Subgroup 2-A Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-A Balance reduced by the principal balance of the Class CX-1 Subgroup 2-A PO Component;

provided, however, that if one or more of Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class CX-1 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

The amount of interest available for distribution to the Class CX-2-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (7), the sum of:

        (1)   interest associated with the Class CX-2-PPP Subgroup 1-B IO Component, which is the excess, if any, of

(x)   the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-B and the denominator of which is 12, and (ii) the Subgroup 1-B Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-B Balance reduced by the principal balance of the Class CX-2-PPP Subgroup 1-B PO Component; and

        (2)   interest associated with the Class CX-2-PPP Subgroup 2-B IO Component, which is the excess, if any, of

(x)   the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-B and the denominator of which is 12, and (ii) the Subgroup 2-B Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-B Balance reduced by the principal balance of the Class CX-2-PPP Subgroup 2-B PO Component;

provided, however, that if one or more of Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class CX-2-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-1 and Class CX-2-PPP Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class CX-1 and CX-2-PPP Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class CX Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class CX-1 and Class CX-2-PPP Certificates will be capped at the Maximum Class CX Interest Amount, and the amount of interest accrued on each of the Class CX-1 Subgroup 1-A IO Component, Class CX-1 Subgroup 2-A IO Component, Class CX-2-PPP Subgroup 1-B IO Component and Class CX-2-PPP Subgroup 2-B IO Component, if such amount is positive, will equal its pro rata portion of the related Loan Group 1 Maximum Class CX Interest Amount or related Loan Group 2 Maximum Class CX Interest Amount, as applicable (pro rata according to such amount, calculated as described above without giving effect to this sentence).

Additionally, the Class CX-2-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 1 and Group 2 Mortgage Loan. See “The Class PPP Certificates” herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(8)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class B Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 Class B-9, Class B-10 or Class B-11 Certificates is equal to the Class B Adjusted Net WAC Cap, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary

Depositor:    WaMu Asset Acceptance Corp. (“WAAC”).

Trust:   Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR9 Trust

Servicers:   Washington Mutual Bank (“WMB”) and Countrywide Home Loans, Inc. (“Countrywide”).

Lead Manager:   WaMu Capital Corp.

Trustee:   LaSalle Bank National Association.

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date:   October 1, 2006.

Expected Pricing Date:  On or about October [20], 2006

Closing Date:   On or about October [26], 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in November 2006.

Servicing Fee for Subgroup 1-A One-Year MTA Mortgage Loans:      The servicing fee for each Mortgage Loan serviced by WMB (each a "WMB Mortgage Loan") in Subgroup 1-A indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-A indexed to One-Year MTA will range from [.950]% to [3.050]%, with a weighted average of approximately [2.232]%.

Servicing Fee for  Subgroup 1-B One-Year MTA Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 1-B indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B indexed to One-Year MTA will range from [.375]% to [5.250]%, with a weighted average of approximately [1.084]%.  [The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B indexed to One-Year MTA will range from [.375]% to [1.185]%, with a weighted average of approximately [.404]%.]

Servicing Fee for  Subgroup 2-A One-Year MTA Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Year MTA will range from [1.000]% to [3.000]%, with a weighted average of approximately [2.299]%.

Servicing Fee for  Subgroup 2-B One-Year MTA Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to One-Year MTA will range from [.375]% to [5.100]%, with a weighted average of approximately [1.121]%.  [The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B indexed to One-Year MTA will range from [.375]% to [.855]%, with a weighted average of approximately [.377]%.]

Servicing Fee for Subgroup 2-A  One-Month LIBOR Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Month LIBOR will range from [2.350]% to [2.350]%, with a weighted average of approximately [2.350]%.

Servicing Fee for Subgroup 2-B  One-Month LIBOR Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to One-Month LIBOR will range from [.375]% to [2.425]%, with a weighted average of approximately [.869]%.

Servicing Fee for  Subgroup 2-A COFI Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to COFI will range from [2.350]% to [2.350]%, with a weighted average of approximately [2.350]%.

Servicing Fee for  Subgroup 2-B COFI Mortgage Loans:     The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B indexed to COFI will range from [2.700]% to [3.200]%, with a weighted average of approximately [2.851]%.

Certificates:   The “Senior Certificates” will consist of the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates (collectively, the “Class A Certificates”), the Class CX-1 and Class CX-2-PPP Certificates (collectively, the “Class X Certificates”) and Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Certificates and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration:  Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment:   It is anticipated that the Offered Certificates (other than the Class R and the portion of the Class CX-2-PPP Certificates that represents the right to receive certain prepayment penalties) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class CX-1 and Class CX-2-PPP Certificates, with an obligation to make payments pursuant to a notional principal contract. The portion of the Class CX-2-PPP Certificates that represents a right to receive certain prepayment penalties will be treated as stripped interests in the related Mortgage Loans for federal income tax purposes. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.  The portion of the Class CX-2-PPP Certificates that represents a right to receive certain prepayment penalties will not represent an interest in any REMIC.

SMMEA Treatment:  The Class A, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:   The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  See "ERISA Considerations" in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus for additional information.

Optional Termination:   When the aggregate principal balance of the Group 1 and Group 2 Mortgage Loans has been reduced to less than 10% of that balance as of October 1, 2006, WMB, as servicer, may purchase all of the Group 1 and Group 2 Mortgage Loans (the “Optional Call Date”), which will cause the retirement of the certificates.

Accrued Interest:  The price to be paid by investors for the Class CA-1C and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class 1A, Class 2A, Class CA-1B and Class X Certificates will include [25] days of accrued interest.

Interest Accrual Period:   The interest accrual period for the Class CA-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis). The interest accrual period for the Class 1A, Class 2A, Class CA-1B and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Compensating Interest:  Compensating interest paid by WMB with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by WMB relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

 See “Mortgage Loans Serviced By Countrywide” in this Preliminary Term Sheet for information regarding Countrywide’s obligations as servicer with respect to the Mortgage Loans serviced by Countrywide.

Mortgage Loans:  As of October 1, 2006, the aggregate principal balance of the Mortgage Loans is approximately $[1,122,787,039]. As of October 1, 2006, the aggregate principal balance of the Subgroup 1-A Mortgage Loans, Subgroup 1-B Mortgage Loans, Subgroup 2-A Mortgage Loan and Subgroup 2-B Mortgage Loans is approximately $[22,302,166], $[364,823,095], $[89,332,972] and $[646,328,805], respectively.  The Group 1 and Group 2 Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  As of October 1, 2006, WMB and Countrywide service approximately: [87.22]% and [12.78]% respectively, of the Group 1 Mortgage Loans, [86.35]% and [13.65]%, respectively, of the Group 2 Mortgage Loans, [100.00]% and [0.00]%, respectively, of the Subgroup 1-A Mortgage Loans, [86.44]% and [13.56]%, respectively, of the Subgroup 1-B Mortgage Loans, [100.00]% and [0.00]%, respectively, of the Subgroup 2-A Mortgage Loans and [84.46]% and [15.54]%,respectively, of the Subgroup 2-B Mortgage Loans. The Group 1 Mortgage Loans are $[387,125,262] balance mortgage loans. The Group 2 Mortgage Loans are $[735,661,777] balance mortgage loans. As of October 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[364,823,096]. As of October 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[646,328,805]. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 and 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the “One-Year MTA”), the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date (“One-Month LIBOR”) or based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”). After the initial fixed interest rate period, the interest rate for most Mortgage Loans will adjust monthly to equal the sum of the related Index and the gross margin. As of the Cut-off Date, approximately [4.59]% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”) As of the date of this preliminary term sheet, the preliminary characteristics of the mortgage pool do not include any Mortgage Loans that have a Minimum Monthly Payment which will initially adjust 5 years after the related first Due Date, and after this initial 5 year period, will adjust annually thereafter, but such mortgage loans may be included in the final mortgage pool, the characteristics of which will be reflected in the prospectus supplement that will be prepared for this transaction. This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage – [110% or 115%] of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”). The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[1,122,787,039] subject to an increase or decrease of up to 10%. It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
ALLIANCE BANCORP	[19.50]%
SUNTRUST MORTGAGE INC	[19.17]%
COUNTRYWIDE HOME LOANS	[13.35]%
FIRST MAGNUS FINANCIAL	[10.72]%
TOTAL	[62.74]%

See “Originator Disclosure” section.

Class PPP Certificates:   With respect to each WMB Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by WMB, as servicer, pursuant to the pooling agreement if WMB, as servicer, waives a penalty on a voluntary full prepayment of a WMB Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by the Depositor pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a WMB Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class CX-2-PPP and Class PPP Certificates in the following manner: on each Distribution Date the Class CX-2-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Subgroup 1-B and Subgroup 2-B that imposes a penalty on voluntary full prepayment of such Mortgage Loan. The holders of the Class CX-2-PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the WMB, as servicer, as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. No prepayment penalty payments on any Countrywide Mortgage Loan will be remitted to the Trust.  All such payments on Countrywide Mortgage Loans will be retained by Countrywide and will not be payable to any class of certificates.  Notwithstanding the foregoing, prepayment penalties on WMB Mortgage Loans are neither imposed nor remitted to the Trust (and therefore are not payable to the Class CX-2-PPP Certificates) (i) in some cases, for Mortgage Loans originated by Washington Mutual Bank or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans originated by Washington Mutual Bank or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the WMB, as servicer, will not collect prepayment penalties after the third anniversary of the origination of any WMB Mortgage Loan. WMB, as servicer, will also not collect prepayment penalties due to involuntary prepayments such as foreclosures. In addition, under certain circumstances set forth in the Pooling Agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by WMB, as servicer, and, if waived in accordance with the terms of the pooling agreement, the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class CX-2-PPP Certificates.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class CX-2-PPP Certificates, or decisions by WMB, as servicer, with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class CX-2-PPP Certificates will not be entitled to any prepayment penalty on a Mortgage Loan that was purchased from the Trust or substituted for, or (in the case of a substitution) on the new mortgage loan.

As of the Cut-Off Date, certain of the Mortgage Loans impose prepayment penalties for certain prepayments of principal. See the "Prepay Term (Months)" table in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the WMB Mortgage Loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [[6 to [36] months] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment premiums may discourage mortgagors from prepaying their Mortgage Loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

Credit Enhancement:   Senior/Subordinate, shifting interest structure. Credit enhancement for the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates will consist of the subordination of the Subordinate Certificates, initially [11.75]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest:  Until the Distribution Date occurring in November 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the aggregate Class Principal Balances of the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates and the Class X PO Components of the Class CX-1 and Class CX-2-PPP Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
November 2006 – October 2016	0% Pro Rata Share
November 2016 – October 2017	30% Pro Rata Share
November 2017 – October 2018	40% Pro Rata Share
November 2018 – October 2019	60% Pro Rata Share
November 2019 – October 2020	80% Pro Rata Share
November 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), (i) on or prior to the Distribution Date in October 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%, the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) on the Mortgage Loans or (ii) after the Distribution Date in October 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments on the Mortgage Loans (net of Negative Amortization).

    In the event the current aggregate principal balance of the related Class A Certificates and the Class X PO Component related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A Certificates and related Class X PO Component will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance:   The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class CA-1B and Class CA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

    The "Class Principal Balance" for any Distribution Date and the Class CA-1B and Class CA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.

Component Principal Balance: The "Component Principal Balance" for any Distribution Date and any Class CA-1B and Class CA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance:   The “Subordinate Component Balance” for either of Loan Group 1 or Loan Group 2 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Subordinate Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of Loan Group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate:  The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap:   The “Net WAC Cap” for any Distribution Date and (i) Loan Group 1 is equal to the weighted average of the Net WAC Cap for Subgroup 1-A and Subgroup 1-B, (ii) Loan Group 2 is equal to the weighted average of the Net WAC Cap for Subgroup 2-A and Subgroup 2-B and (iii) Subgroup 1-A, Subgroup 2-A, Subgroup 1-B and Subgroup 2-B is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans; in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap:   The “Adjusted Net WAC Cap” for any loan group or subgroup is equal to the related Net WAC Cap for such loan group or subgroup, adjusted on an actual/360 basis.

Class B Adjusted Net WAC Cap:   The “Class B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 1 and (y) the Subordinate Component Balance for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 2 and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date divided by (b) the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

Maximum  Class B Rate:  The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 1 Rate: The "Maximum Loan Group 1 Rate" is the Adjusted Net WAC Cap for Loan Group 1 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 2 Rate: The "Maximum Loan Group 2 Rate" is the Adjusted Net WAC Cap for Loan Group 2 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance
Loan Group 2 Balance
Subgroup 1-A Balance
Subgroup 1-B Balance
Subgroup 2-A Balance
Subgroup 2-B Balance:  The "Loan Group 1 Balance", "Loan Group 2 Balance", “Subgroup 1-A Balance’’, “Subgroup 1-B Balance", “Subgroup 2-A Balance’’ and “Subgroup 2-B Balance" for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Subgroup 1-A Mortgage Loans, Subgroup 1-B Mortgage Loans, Subgroup 2-A Mortgage Loans and Subgroup 2-B Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Aggregate Class CX Weighted Average Certificate Interest Rate:   The “Aggregate Class CX Weighted Average Certificate Interest Rate’’ for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Subordinate Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class CA-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Maximum Class CX Interest Amount:  The “Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 1 and Loan Group 2 and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Class CX Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class CX-1 and Class CX-2-PPP Certificates.

Loan Group 1 Maximum Class CX Interest Amount:  The “Loan Group 1 Maximum Class CX Interest Amount” for any Distribution Date is the lesser of (a) the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 1-A PO Component and the Class CX-2-PPP Subgroup 1-B PO Component, and (b) the Maximum Class CX Interest Amount.

Loan Group 2 Maximum Class CX Interest Amount:  The “Loan Group 2 Maximum Class CX Interest Amount” for any Distribution Date is the lesser of (a) the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 2-A PO Component and Class CX-2-PPP Subgroup 2-B PO Component, and (b) the Maximum Class CX Interest Amount.

Weighted Average Certificate Interest Rate:  The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class CA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Subordinate Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Subordinate Certificates).

Carryover Shortfall Amount:   With respect to the Class 1A Certificates and Class CA-1B Group 1 Component, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 1A Certificates and Class CA-1B Group 1 Component is greater than the Net WAC Cap for Loan Group 1, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 1A Certificates and Class CA-1B Group 1 Component will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

    With respect to the Class 2A Certificates and Class CA-1B Group 2 Component, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 2A Certificates and Class CA-1B Group 2 Component is greater than the Net WAC Cap for Loan Group 2, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 2A Certificates and Class CA-1B Group 2 Component will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Subordinate Certificates and Class CA-1C Group 1 and Group 2 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class CA-1C Group 1 and Group 2 Components and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class CA-1C Group 1 and Group 2 Components, the related Maximum Loan Group 1 Rate or Maximum Loan Group 2 Rate related to such Class CA-1C Component and (y) the Subordinate Certificates, the Maximum Class B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap for such Distribution Date and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates) (which interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates).

Adjusted Cap Rate  The “Adjusted Cap Rate” for any Distribution Date and the Class 1A Certificates and Class CA-1B Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization (defined below) for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance.

    The “Adjusted Cap Rate” for any Distribution Date and the Class 2A Certificates and Class CA-1B Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

    The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

    The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 1 multiplied by 360, and the denominator of which is the Loan Group 1 Balance multiplied actual number of days in the related certificate accrual period and (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 2 multiplied by 360, and the denominator of which is the Loan Group 2 Balance multiplied actual number of days in the related certificate accrual period.

Negative Amortization:   The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Unadjusted Net Negative Amortization:   The "Unadjusted Net Negative Amortization" for any subgroup for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period

Net Negative Amortization:   The “Net Negative Amortization’’ for (a) the Group 1 Mortgage Loans and Group 2 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period and (b) the Mortgage Loans of any subgroup and for any Distribution Date will equal the Net Negative Amortization for the related Loan Group, allocated to the related subgroup(s), pro rata according to such subgroup's Unadjusted Net Negative Amortization.

For any Distribution Date, the Net Negative Amortization for each of the Subgroup 1-A, Subgroup 1-B, Subgroup 2-A, Subgroup 2-B, Group 1 and Group 2 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such amount is reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such amount is reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such amount is reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clause (i)(c) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clause (i)(d) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero;

(iii) third, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a) and (ii)(a) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b) and (ii)(b) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c) and (ii)(c) above, to the Class CX-2-PPP Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d) and (ii)(d) above, to the Class CX-2-PPP Certificates in reduction of  the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero;

(iv) fourth, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a), (ii)(a) and (iii)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b), (ii)(b) and (iii)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c), (ii)(c) and (iii)(c) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d), (ii)(d) and (iii)(d) above, to the Class CX-1 Certificates in reduction of  the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero;

(v) fifth, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 1A and Subordinate Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(vi) sixth, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 2A and Subordinate Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates).

    The amount of Net Negative Amortization allocated to the Class CX-1 or CX-2-PPP Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a loan group or subgroup, as applicable, will be added to the Component Principal Balance of the Class X PO Component for such loan group or subgroup. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Structure Rules

Allocation of Realized Losses:  Any realized losses on the Group 1 and Group 2 Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Group 1 and Group 2 Mortgage Loans to the related Class A and Class X Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

    provided, however, that:

    (i) the realized losses on any Group 1 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)  first, to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero;

(b)  second, to the Class CA-1C Group 2 Component, (after giving effect to losses applied in (ii)(a) below), until its Component Principal Balance is reduced to zero;

(c)  third, to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(d)  fourth, to the Class CA-1B Group 2 Component, (after giving effect to losses applied in (ii)(c) below), until its Component Principal Balance is reduced to zero; and

(e)  fifth, to the Class 1A Certificates until its Certificate Principal Balance is reduced to zero.

    (ii) the realized losses on any Group 2 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)  first, to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero;

(b)  second, to the Class CA-1C Group 1 Component, (after giving effect to losses applied in (i)(a) above), until its Component Principal Balance is reduced to zero;

(c)  third, to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero;

(d)  fourth, to the Class CA-1B Group 1 Component, (after giving effect to losses applied in (i)(c) above), until its Component Principal Balance is reduced to zero; and

(e)  fifth, to the Class 2A Certificates until its Certificate Principal Balance is reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from either of Loan Group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other of these loan groups, before making payments to the Subordinate Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus.

Certificates Priority of Distributions:  Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)   to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class CX-1 and Class CX-2-PPP Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)   From the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, as principal, until its Class Principal Balance is reduced to zero;

(b)  second, to the Class 1A Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i)  to the Class 1A Certificates, until its Class Principal Balance is reduced to zero;

(ii)   to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(iii)  to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero; and

(c)  third, to the Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero;

3)   From the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class 2A Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i)  to the Class 2A Certificates, until its Class Principal Balance is reduced to zero;

(ii)   to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero; and

(iii)  to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero; and

(b)  second, to the Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero;

4)   (a)  on the initial Distribution Date, to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates); and

(b)  on each Distribution Date after the initial Distribution Date, to the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates);

5)   to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

6)   to the Class B-1 Certificates, principal allocable to such Class;

7)   to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

8)   to the Class B-2 Certificates, principal allocable to such Class;

9)   to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

10)  to the Class B-3 Certificates, principal allocable to such Class;

11)  to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

12)  to the Class B-4 Certificates, principal allocable to such Class;

13)  to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

14)  to the Class B-5 Certificates, principal allocable to such Class;

15)  to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

16)  to the Class B-6 Certificates, principal allocable to such Class;

17)  to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

18)  to the Class B-7 Certificates, principal allocable to such Class;

19)  to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

20)  to the Class B-8 Certificates, principal allocable to such Class;

21)  to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

22)  to the Class B-9 Certificates, principal allocable to such Class;

23)  to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

24)  to the Class B-10 Certificates, principal allocable to such Class;

25)  to the Class B-11 Certificates, accrued and unpaid interest at the Class B-11 certificate interest rate;

26)  to the Class B-11 Certificates, principal allocable to such Class;

27)   to the Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest principal in the same manner as for the Senior Subordinate Certificates;

28)  to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from the remaining aggregate interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components) (pro rata according to such interest otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates); and

29)  to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Subordinate Certificates has been or will be reduced to zero, (I) distributions of principal under paragraph (2) above will be made to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components pro rata according to principal balance and (II) distributions of principal under paragraph (3) above will be made to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components pro rata according to principal balance.

In addition, see "Transaction Summary –Class PPP Certificates" in this preliminary term sheet for a description of the distributions on the Class CX-2-PPP Certificates in respect of prepayment penalties on the related Mortgage Loans.

ORIGINATOR DISCLOSURES

Alliance Bancorp:

Alliance Bancorp. is a California corporation , located in Brisbane, California. Alliance Bancorp engages in the business of (i) purchasing mortgage loans on a servicing released basis, (ii) selling mortgage loans in whole loan transactions.

First Magnus:

First Magnus Financial Corporation, an Arizona corporation, was formed in 1996.  The company is principally engaged in the origination of residential mortgage loans on a retail and wholesale basis.  Generally, such loans are subsequently sold to investors or financial institutions as part of a collateralized investment package.  The Company maintains its headquarters in Tucson, Arizona, and does business in all 50 states.

SunTrust Mortgage, Inc:

SunTrust Mortgage, Inc. (“SunTrust”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, one of the nation’s largest commercial banking organizations.  As of September 30, 2005, SunTrust Bank had total assets of $172.4 billion and total deposits of $113.7 billion, operating in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.  SunTrust Bank is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

Countrywide Home Loans:

Countrywide Home Loans, Inc. (“Countrywide Home Loans’’) is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial’’). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

MORTGAGE LOANS SERVICED BY COUNTRYWIDE

General

                Approximately [13.65]% (by principal balance) of the mortgage loans underlying the certificates (the “Countrywide Loans”) have been originated by Countrywide Home Loans, Inc. (“Countrywide”). The Countrywide Loans will be serviced by Countrywide pursuant to a mortgage loan purchase and servicing agreement (the “Countrywide Agreement”) entered into between Countrywide and Washington Mutual Mortgage Securities Corp., which agreement will be assigned to the Trust pursuant to the pooling and servicing agreement (the “Pooling Agreement”). The functions to be performed by Countrywide with respect to the Countrywide Loans will include payment collection and payment application, default management and escrow administration. Washington Mutual Bank will calculate monthly distributions to certificateholders and prepare monthly distribution reports with respect to all of the mortgage loans, including the Countrywide Loans.

Countrywide's Servicing Obligations

                Custodial Account, Escrow Account and Investment Account. Within two business days of receipt, Countrywide will be required to deposit in a custodial account maintained by Countrywide the following amounts with respect to the Countrywide Loans:  (i) all mortgagor payments, including scheduled monthly payments (net of Countrywide’s servicing fee) and principal prepayments, (ii) all liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property) and (iii) other amounts described in the Countrywide Agreement. In addition, Countrywide will be required to deposit in the custodial account each month (i) any required advances of principal and interest (as described below), (ii) any compensating interest (as described below) and (iii) proceeds of any Countrywide Loan repurchased by Countrywide in accordance with the Countrywide Agreement. Within two business days of receipt, Countrywide will be required to transfer into an escrow account maintained by Countrywide all escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance).

                On the 18th day of each month (or the next business day, if such 18th day is not a business day), Countrywide will be required to transfer from the custodial account into an investment account maintained by Washington Mutual Bank the funds held in the custodial account that are required to be distributed to certificateholders on the Distribution Date in that month.

                 Permitted Withdrawals. Countrywide will be permitted to make withdrawals, from time to time, from the custodial account for the following purposes:

·         to reimburse itself for advances, as described under “—Advances” below;

·         to pay to itself the servicing fee (to the extent not already retained);

·         to pay to itself investment earnings earned on funds held in the custodial account;

·         to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

·         other permitted purposes described in the Countrywide Agreement.

                Advances. Countrywide will be required under the Countrywide Agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received in respect of the Countrywide Loans each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure and bankruptcy proceedings, (iv) to cover the cost of preserving, restoring and protecting the mortgaged properties and (v) to cover the cost of managing and liquidating properties acquired through foreclosure; provided, however, that Countrywide will not make the advances described in clause (i) above unless it determines that such advance will be recoverable from amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, Countrywide will not make advances for the restoration of properties unless it determines that (x) the restoration will increase the liquidation proceeds after reimbursement to itself for those advances and (y) such advances will be recoverable from amounts received for the applicable mortgage loan. Countrywide will not charge interest or other fees with respect to any advances.

If Countrywide determines that an advance previously made with respect to a Countrywide Loan is not recoverable from amounts to be received for that loan or if all funds with respect to that loan have previously been remitted to the Trust, Countrywide will be entitled to be reimbursed for such advance from collections on other Countrywide Loans owned by the Trust.

                Back-up Servicing.See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the Countrywide Agreement regarding Countrywide’s replacement, resignation or transfer.

Principal Prepayments and Compensating Interest
Distribution of Principal Prepayments –

                On each Distribution Date, principal prepayments in full (“Payoffs”) and partial prepayments (“Curtailments”) collected on the mortgage loans are distributed to certificateholders.  However, the timing of distribution of Payoffs differs with respect to the Countrywide Loans and the mortgage loans other than the Countrywide Loans. For the Countrywide Loans and for each Distribution Date and any loan group, for purposes of determining distributions of principal on the certificates, the “Principal Prepayment Amount” is the sum, with respect to the mortgage loans in that loan group, of all Payoffs and Curtailments  relating to the mortgage loans in that loan group that were received during the prior calendar month, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month. See the Free Writing Prospectus for a definition of “Principal Prepayment Amount” with respect to the mortgage loans other than the Countrywide Loans.  For the Countrywide Loans and for each Distribution Date and any loan group, the “Available Distribution Amount” equals the sum of the amounts described in the definition thereof in the Free Writing Prospectus, except that clause (1)(c) thereof reads as follows:  “all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs)”.

Payment of Compensating Interest

                As a result of the delay in distributions of Payoffs and Curtailments to certificateholders, the interest collected on the mortgage loans is not sufficient to pay the full amount of interest accrued on the certificates. To reduce this interest shortfall, each of Countrywide and Washington Mutual Bank is required to pay compensating interest with respect to the mortgage loans it services. Below is a description of the compensating interest required to be paid by Countrywide under the Countrywide Agreement.  See the Free Writing Prospectus for a description of the compensating interest required to be paid by Washington Mutual Bank under the Pooling Agreement (which differs from the amount of compensating interest required to be paid by Countrywide).

                When a mortgagor makes a Payoff on a Countrywide Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because the Payoff is not distributed to the related certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor.  When a mortgagor makes a Curtailment with respect to a Countrywide Loan, the mortgagor does not pay any interest on the Curtailment, and the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of the Due Date in the calendar month of receipt, but the Curtailment is not distributed to the related certificateholders until the Distribution Date in the next month. This results in an interest shortfall in the amount of thirty days of interest on the amount of the Curtailment.

                For each Distribution Date, Countrywide will be obligated under the Countrywide Agreement to remit to the custodial account compensating interest in an amount equal to the lesser of (a) any shortfall in interest collections with respect to Payoffs and Curtailments received in the prior calendar month and (b) the servicing fee payable to Countrywide.

To the extent that compensating interest is insufficient to cover the interest shortfall resulting from the timing of distributions of Payoffs and Curtailments, or to the extent that there is an interest shortfall resulting from the application of the Servicemembers Relief Act, that remaining shortfall will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction of that amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is Final and subject to change and supersedes information contained in any prior collateral materials for this transaction.

  WMALT Mortgage Pass-Through Certificates
Series 2006-AR9
Mortgage Loans
Preliminary Collateral Information As of 10/01/06

TOTAL CURRENT BALANCE	$1,122,787,040
TOTAL ORIGINAL BALANCE	$1,123,115,832

NUMBER OF LOANS	2,887

			Minimum		Maximum
AVG CURRENT BALANCE	$388,911		$55,900		$2,618,415
AVG ORIGINAL BALANCE	$389,025		$56,000		$2,600,000

WAVG GROSS COUPON	7.90%		1.00%		10.96%
WAVG GROSS MARGIN	3.47%		1.78%		6.30%
WAVG MAX INT RATE	10.09%		8.95%		11.95%

WAVG CURRENT LTV	76.20%		7.19%		95.42%

WAVG FICO SCORE	700		0		820

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	377	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	376	Month(s)	350	Month(s)	480	Month(s)
WAVG SEASONING	2	Month(s)	0	Month(s)	10	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	6	Month(s)	42	Month(s)

TOP STATE CONC	CA(65.41%),FL(10.44%),AZ(3.72%)
MAXIMUM CA ZIPCODE	0.50%

FIRST PAY DATE			January 1,2006		November 1,2006

RATE CHANGE DATE			November 1,2006		January 1,2007

MATURITY DATE			December 1,2035		October 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	2,887	$1,122,787,039.80	100.00%
Total	2,887	$1,122,787,039.80	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
CF01	3	$1,334,422.97	0.12%
LD01	12	3,734,185.53	0.33
TS12	2,872	1,117,718,431.30	99.55
Total	2,887	$1,122,787,039.80	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	39	$3,325,881.78	0.30%
100,001—200,000	394	62,811,085.51	5.59
200,001—300,000	641	161,020,451.85	14.34
300,001—400,000	646	226,006,766.68	20.13
400,001—500,000	510	228,498,718.94	20.35
500,001—600,000	329	179,334,275.03	15.97
600,001—700,000	164	105,146,385.49	9.36
700,001—800,000	56	41,745,982.83	3.72
800,001—900,000	34	28,976,538.71	2.58
900,001—1,000,000	34	32,542,572.52	2.90
1,000,001—1,100,000	12	12,343,484.00	1.10
1,100,001—1,200,000	7	8,060,566.75	0.72
1,200,001—1,300,000	7	8,899,537.06	0.79
1,300,001—1,400,000	2	2,771,042.03	0.25
1,400,001—1,500,000	5	7,493,153.54	0.67
1,600,001—1,700,000	3	5,006,547.32	0.45
1,800,001—1,900,000	1	1,896,947.11	0.17
2,000,001—2,100,000	1	2,007,119.99	0.18
2,200,001—2,300,000	1	2,281,568.13	0.20
2,500,001 >=	1	2,618,414.53	0.23
Total	2,887	$1,122,787,039.80	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	2	$688,000.00	0.06%
1.001—1.250	18	8,394,308.00	0.75
1.251—1.500	6	1,741,500.00	0.16
1.501—1.750	30	11,125,522.60	0.99
1.751—2.000	14	7,121,429.00	0.63
2.001—2.250	19	5,230,122.08	0.47
2.251—2.500	1	153,750.00	0.01
2.501—2.750	10	2,999,128.01	0.27
2.751—3.000	3	1,002,958.84	0.09
3.001—3.250	7	1,888,718.04	0.17
3.251—3.500	5	917,522.46	0.08
3.501—3.750	1	104,850.00	0.01
3.751—4.000	3	578,510.00	0.05
6.251—6.500	1	1,001,266.82	0.09
6.501—6.750	5	2,439,676.08	0.22
6.751—7.000	10	4,689,674.20	0.42
7.001—7.250	70	31,337,192.49	2.79
7.251—7.500	150	59,956,891.80	5.34
7.501—7.750	349	138,194,906.19	12.31
7.751—8.000	411	165,384,097.54	14.73
8.001—8.250	964	341,763,280.33	30.44
8.251—8.500	508	209,967,140.09	18.70
8.501—8.750	62	25,403,892.58	2.26
8.751—9.000	81	31,255,950.38	2.78
9.001—9.250	66	27,952,022.16	2.49
9.251—9.500	20	8,853,229.36	0.79
9.501—9.750	22	8,798,165.83	0.78
9.751—10.000	12	6,174,898.91	0.55
10.001—10.250	16	8,350,569.32	0.74
10.251—10.500	12	4,986,245.76	0.44
10.501—10.750	7	3,551,484.49	0.32
10.751—11.000	2	780,136.44	0.07
Total	2,887	$1,122,787,039.80	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	5	$3,085,758.45	0.27%
2.001—2.250	7	3,293,305.73	0.29
2.251—2.500	45	21,452,774.43	1.91
2.501—2.750	126	51,741,213.38	4.61
2.751—3.000	282	115,635,262.64	10.30
3.001—3.250	390	157,574,204.34	14.03
3.251—3.500	848	314,067,801.36	27.97
3.501—3.750	773	281,158,050.65	25.04
3.751—4.000	137	59,611,663.70	5.31
4.001—4.250	73	28,880,101.35	2.57
4.251—4.500	98	39,963,186.17	3.56
4.501—4.750	26	11,584,838.02	1.03
4.751—5.000	25	9,744,132.38	0.87
5.001—5.250	12	5,679,291.42	0.51
5.251—5.500	19	9,997,589.09	0.89
5.501—5.750	12	4,986,245.76	0.44
5.751—6.000	7	3,551,484.49	0.32
6.001—6.250	1	494,818.00	0.04
6.251—6.500	1	285,318.44	0.03
Total	2,887	$1,122,787,039.80	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
8.751—9.000	1	$409,000.00	0.04%
9.751—10.000	2,614	1,010,267,563.43	89.98
10.001—10.250	2	814,690.88	0.07
10.751—11.000	146	64,005,719.68	5.70
11.251—11.500	1	248,000.00	0.02
11.751—12.000	123	47,042,065.81	4.19
Total	2,887	$1,122,787,039.80	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,500	$959,854,022.44	85.49%
480	387	162,933,017.36	14.51
Total	2,887	$1,122,787,039.80	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,477	$612,291,870.89	54.53%
115	1,410	510,495,168.91	45.47
Total	2,887	$1,122,787,039.80	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	4	$1,521,777.50	0.14%
351—360	2,496	958,332,244.94	85.35
471—480	387	162,933,017.36	14.51
Total	2,887	$1,122,787,039.80	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	110	$38,051,864.00	3.39%
1—6	2,763	1,080,696,002.23	96.25
7—12	14	4,039,173.57	0.36
Total	2,887	$1,122,787,039.80	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$672,406.59	0.06%
26—30	2	319,284.16	0.03
31—35	9	1,448,773.62	0.13
36—40	15	7,407,870.09	0.66
41—45	18	5,285,404.34	0.47
46—50	27	8,730,250.99	0.78
51—55	43	17,158,415.23	1.53
56—60	60	20,719,113.96	1.85
61—65	102	38,821,995.29	3.46
66—70	239	95,511,296.47	8.51
71—75	318	139,088,100.88	12.39
76—80	1,425	570,561,776.67	50.82
81—85	453	169,539,679.57	15.10
86—90	107	28,750,586.59	2.56
91—95	57	16,038,510.32	1.43
96—100	9	2,733,575.03	0.24
Total	2,887	$1,122,787,039.80	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$672,406.59	0.06%
26—30	2	319,284.16	0.03
31—35	9	1,448,773.62	0.13
36—40	15	7,407,870.09	0.66
41—45	17	4,845,319.72	0.43
46—50	28	9,521,475.70	0.85
51—55	43	16,807,275.14	1.50
56—60	61	21,386,082.53	1.90
61—65	106	40,737,352.95	3.63
66—70	262	101,753,682.64	9.06
71—75	327	148,927,188.35	13.26
76—80	1,815	714,686,193.85	63.65
81—85	26	6,751,462.52	0.60
86—90	128	34,366,002.45	3.06
91—95	45	13,156,669.49	1.17
Total	2,887	$1,122,787,039.80	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	1	$216,400.87	0.02%
580—599	4	1,054,656.41	0.09
600—619	10	3,322,203.35	0.30
620—639	239	86,793,142.43	7.73
640—659	279	107,073,461.17	9.54
660—679	406	158,330,998.59	14.10
680—699	574	224,768,129.50	20.02
700—719	521	206,642,652.27	18.40
720—739	297	116,019,288.30	10.33
740—759	245	97,403,987.09	8.68
760—779	167	67,347,633.17	6.00
780—799	113	42,900,978.05	3.82
800 >=	31	10,913,508.60	0.97
Total	2,887	$1,122,787,039.80	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	133	$45,764,783.79	4.08%
No Doc/NINA	339	142,489,209.08	12.69
No Ratio/NORA	168	69,492,979.87	6.19
Reduced Doc	2,247	865,040,067.06	77.04
Total	2,887	$1,122,787,039.80	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	275	$77,250,170.93	6.88%
Owner Occupied	2,426	988,270,316.48	88.02
Second Home	186	57,266,552.39	5.10
Total	2,887	$1,122,787,039.80	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	98	$37,867,635.11	3.37%
Fourplex	28	12,555,806.47	1.12
Hi Rise Condo	49	18,176,458.81	1.62
Low Rise Condo	336	99,624,729.83	8.87
Other	13	6,499,843.18	0.58
PUD	439	177,915,011.03	15.85
Single Family Residence	1,896	760,093,534.17	67.70
Townhouse	11	2,896,849.72	0.26
Triplex	17	7,157,171.48	0.64
Total	2,887	$1,122,787,039.80	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Home Improvement	2	$630,543.36	0.06%
Purchase	890	343,277,000.91	30.57
Refi—Cash Out	1,460	557,026,375.64	49.61
Refi—No Cash Out	535	221,853,119.89	19.76
Total	2,887	$1,122,787,039.80	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	271	$111,635,138.63	9.94%
6	14	5,980,822.69	0.53
12	440	179,259,509.84	15.97
24	77	35,065,290.45	3.12
30	5	1,138,605.48	0.10
36	2,068	787,182,728.95	70.11
42	12	2,524,943.76	0.22
Total	2,887	$1,122,787,039.80	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	3	$555,681.86	0.05%
AZ	132	41,753,084.03	3.72
CA	1,696	734,365,066.27	65.41
CO	26	10,126,629.11	0.90
CT	14	4,410,141.00	0.39
DC	7	2,269,858.16	0.20
DE	3	1,172,297.83	0.10
FL	406	117,185,970.91	10.44
GA	30	6,945,814.42	0.62
HI	35	18,703,717.65	1.67
ID	8	2,961,570.96	0.26
IL	29	11,809,430.30	1.05
IN	2	312,559.42	0.03
KS	1	146,500.00	0.01
KY	2	265,572.97	0.02
MA	18	6,031,730.70	0.54
MD	55	20,770,705.30	1.85
MI	12	2,793,787.79	0.25
MN	20	5,146,546.18	0.46
MO	3	958,672.02	0.09
MS	1	203,868.09	0.02
MT	2	2,466,147.50	0.22
NC	17	5,536,757.97	0.49
NH	4	1,150,319.80	0.10
NJ	42	18,319,296.32	1.63
NM	1	124,713.64	0.01
NV	61	18,641,047.35	1.66
NY	23	12,225,042.99	1.09
OH	7	1,645,662.88	0.15
OK	1	264,800.00	0.02
OR	15	4,292,725.54	0.38
PA	12	2,338,832.68	0.21
RI	3	837,205.95	0.07
SC	7	2,200,764.88	0.20
TN	4	931,839.07	0.08
TX	13	2,865,953.86	0.26
UT	20	6,183,737.45	0.55
VA	85	33,121,835.75	2.95
VT	1	380,972.83	0.03
WA	62	19,311,785.60	1.72
WI	4	1,058,392.77	0.09
Total	2,887	$1,122,787,039.80	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	433	$187,393,641.83	16.69%
15.00 or less	39	12,757,780.46	1.14
15.01—20.00	73	27,493,436.84	2.45
20.01—25.00	163	62,594,541.31	5.57
25.01—30.00	259	88,581,422.56	7.89
30.01—35.00	465	174,865,134.82	15.57
35.01—40.00	777	301,836,779.96	26.88
40.01—45.00	432	172,051,624.72	15.32
45.01—50.00	162	63,571,313.57	5.66
50.01—55.00	76	29,550,566.88	2.63
55.01—60.00	7	1,999,447.25	0.18
60.01 >=	1	91,349.60	0.01
Total	2,887	$1,122,787,039.80	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.86%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,693	$625,455,038.66	55.71%
60.00 or less	1	921,140.13	0.08
60.01—65.00	2	997,772.25	0.09
65.01—70.00	6	3,820,207.64	0.34
70.01—75.00	7	3,034,703.56	0.27
75.01—80.00	26	16,619,277.40	1.48
80.01—85.00	54	24,654,318.01	2.20
85.01—90.00	719	296,402,388.25	26.40
90.01—95.00	60	25,180,001.50	2.24
95.01—100.00	319	125,702,192.40	11.20
Total	2,887	$1,122,787,039.80	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 91.43%.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR9 Group 1
Mortgage Loans
Preliminary Collateral Information As of 10/01/06

TOTAL CURRENT BALANCE	$387,125,262
TOTAL ORIGINAL BALANCE	$387,345,349

NUMBER OF LOANS	1,398

			Minimum		Maximum
AVG CURRENT BALANCE	$276,914		$55,900		$620,459
AVG ORIGINAL BALANCE	$277,071		$56,000		$620,000

WAVG GROSS COUPON	7.98%		1.00%		10.96%
WAVG GROSS MARGIN	3.51%		2.00%		6.30%
WAVG MAX INT RATE	10.09%		8.95%		11.95%

WAVG CURRENT LTV	75.09%		7.19%		95.24%

WAVG FICO SCORE	693		0		814

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	113%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	377	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	376	Month(s)	356	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	6	Month(s)	42	Month(s)

TOP STATE CONC	CA(54.66%),FL(14.27%),AZ(4.78%)
MAXIMUM CA ZIPCODE	0.79%

FIRST PAY DATE			July 1,2006		November 1,2006

RATE CHANGE DATE			November 1,2006		November 1,2006

MATURITY DATE			June 1,2036		October 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,398	$387,125,262.24	100.00%
Total	1,398	$387,125,262.24	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
TS12	1,398	$387,125,262.24	100.00%
Total	1,398	$387,125,262.24	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	30	$2,612,550.69	0.67%
100,001—200,000	303	48,483,476.64	12.52
200,001—300,000	483	120,921,618.53	31.24
300,001—400,000	458	159,748,779.14	41.27
400,001—500,000	105	44,885,686.68	11.59
500,001—600,000	17	9,237,994.32	2.39
600,001—700,000	2	1,235,156.24	0.32
Total	1,398	$387,125,262.24	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	2	$688,000.00	0.18%
1.001—1.250	8	2,002,000.00	0.52
1.251—1.500	4	885,500.00	0.23
1.501—1.750	19	4,916,625.00	1.27
2.001—2.250	8	1,986,252.00	0.51
2.251—2.500	1	153,750.00	0.04
2.501—2.750	5	1,298,500.00	0.34
3.001—3.250	1	234,400.00	0.06
6.501—6.750	1	329,400.00	0.09
6.751—7.000	5	1,582,449.88	0.41
7.001—7.250	21	6,762,895.46	1.75
7.251—7.500	61	16,928,429.08	4.37
7.501—7.750	148	38,040,052.07	9.83
7.751—8.000	211	58,941,188.53	15.23
8.001—8.250	488	127,520,329.51	32.94
8.251—8.500	270	80,271,835.80	20.74
8.501—8.750	28	8,590,410.88	2.22
8.751—9.000	41	12,189,091.80	3.15
9.001—9.250	35	9,628,023.89	2.49
9.251—9.500	10	3,129,334.81	0.81
9.501—9.750	14	4,718,911.10	1.22
9.751—10.000	5	1,901,087.22	0.49
10.001—10.250	5	1,947,368.68	0.50
10.251—10.500	5	1,747,175.71	0.45
10.501—10.750	1	446,932.38	0.12
10.751—11.000	1	285,318.44	0.07
Total	1,398	$387,125,262.24	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$329,400.00	0.09%
2.001—2.250	3	754,289.43	0.19
2.251—2.500	15	5,059,735.60	1.31
2.501—2.750	43	12,640,296.61	3.27
2.751—3.000	118	30,486,689.46	7.88
3.001—3.250	172	46,676,109.87	12.06
3.251—3.500	373	99,705,339.08	25.76
3.501—3.750	494	136,558,384.92	35.27
3.751—4.000	50	15,030,625.39	3.88
4.001—4.250	30	9,151,230.85	2.36
4.251—4.500	50	13,925,487.51	3.60
4.501—4.750	13	4,174,281.04	1.08
4.751—5.000	17	5,662,882.41	1.46
5.001—5.250	5	1,643,610.89	0.42
5.251—5.500	7	2,847,472.65	0.74
5.501—5.750	5	1,747,175.71	0.45
5.751—6.000	1	446,932.38	0.12
6.251—6.500	1	285,318.44	0.07
Total	1,398	$387,125,262.24	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
8.751—9.000	1	$409,000.00	0.11%
9.751—10.000	1,276	351,930,663.24	90.91
10.001—10.250	1	64,421.74	0.02
10.751—11.000	58	16,204,451.73	4.19
11.251—11.500	1	248,000.00	0.06
11.751—12.000	61	18,268,725.53	4.72
Total	1,398	$387,125,262.24	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,195	$330,847,271.05	85.46%
480	203	56,277,991.19	14.54
Total	1,398	$387,125,262.24	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	581	$172,882,244.55	44.66%
115	817	214,243,017.69	55.34
Total	1,398	$387,125,262.24	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,195	$330,847,271.05	85.46%
471—480	203	56,277,991.19	14.54
Total	1,398	$387,125,262.24	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	66	$17,283,687.00	4.46%
1—6	1,332	369,841,575.24	95.54
Total	1,398	$387,125,262.24	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$672,406.59	0.17%
26—30	1	169,594.88	0.04
31—35	9	1,448,773.62	0.37
36—40	8	1,766,438.80	0.46
41—45	12	2,532,307.22	0.65
46—50	23	6,291,486.26	1.63
51—55	34	9,008,359.60	2.33
56—60	46	12,611,385.31	3.26
61—65	73	19,647,085.43	5.08
66—70	145	37,612,864.56	9.72
71—75	176	45,948,509.63	11.87
76—80	626	183,648,977.36	47.44
81—85	138	39,859,402.61	10.30
86—90	74	18,105,456.11	4.68
91—95	28	7,216,832.16	1.86
96—100	2	585,382.10	0.15
Total	1,398	$387,125,262.24	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$672,406.59	0.17%
26—30	1	169,594.88	0.04
31—35	9	1,448,773.62	0.37
36—40	8	1,766,438.80	0.46
41—45	12	2,532,307.22	0.65
46—50	22	5,892,071.68	1.52
51—55	35	9,407,774.18	2.43
56—60	46	12,611,385.31	3.26
61—65	75	20,432,032.70	5.28
66—70	163	42,406,450.69	10.95
71—75	171	43,814,675.03	11.32
76—80	728	214,598,167.27	55.43
81—85	21	5,465,513.90	1.41
86—90	88	21,730,642.47	5.61
91—95	16	4,177,027.90	1.08
Total	1,398	$387,125,262.24	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	1	$216,400.87	0.06%
580—599	4	1,054,656.41	0.27
600—619	8	2,217,618.78	0.57
620—639	141	39,443,386.10	10.19
640—659	163	47,097,872.16	12.17
660—679	207	58,470,179.24	15.10
680—699	302	83,929,198.85	21.68
700—719	214	58,217,793.27	15.04
720—739	129	34,854,880.65	9.00
740—759	108	29,100,899.84	7.52
760—779	60	16,978,187.04	4.39
780—799	45	11,799,924.42	3.05
800 >=	16	3,744,264.61	0.97
Total	1,398	$387,125,262.24	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	70	$16,331,923.84	4.22%
No Doc/NINA	165	50,973,287.84	13.17
No Ratio/NORA	84	26,168,417.05	6.76
Reduced Doc	1,079	293,651,633.51	75.85
Total	1,398	$387,125,262.24	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	153	$37,468,545.21	9.68%
Owner Occupied	1,096	314,572,931.83	81.26
Second Home	149	35,083,785.20	9.06
Total	1,398	$387,125,262.24	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	59	$19,578,442.42	5.06%
Fourplex	23	9,876,347.69	2.55
Hi Rise Condo	17	4,281,365.68	1.11
Low Rise Condo	170	39,253,251.15	10.14
Other	6	2,346,434.93	0.61
PUD	189	50,272,719.38	12.99
Single Family Residence	913	254,738,185.44	65.80
Townhouse	8	2,181,283.51	0.56
Triplex	13	4,597,232.04	1.19
Total	1,398	$387,125,262.24	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Home Improvement	2	$630,543.36	0.16%
Purchase	123	26,347,498.77	6.81
Refi—Cash Out	954	268,573,876.51	69.38
Refi—No Cash Out	319	91,573,343.60	23.65
Total	1,398	$387,125,262.24	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	83	$22,302,166.46	5.76%
6	6	1,734,334.88	0.45
12	227	61,923,866.75	16.00
24	36	11,560,579.00	2.99
30	3	603,445.92	0.16
36	1,036	287,771,955.09	74.34
42	7	1,228,914.14	0.32
Total	1,398	$387,125,262.24	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	82	$18,521,570.63	4.78%
CA	674	211,595,348.99	54.66
CO	20	4,463,361.05	1.15
CT	11	2,618,119.10	0.68
DC	6	1,679,214.34	0.43
DE	1	300,000.00	0.08
FL	253	55,258,932.92	14.27
GA	12	2,109,113.37	0.54
HI	22	9,872,181.48	2.55
ID	4	632,792.91	0.16
IL	19	4,818,831.74	1.24
IN	1	66,869.52	0.02
KY	2	265,572.97	0.07
MA	14	3,708,992.78	0.96
MD	32	8,916,005.26	2.30
MI	6	1,047,750.18	0.27
MN	13	2,372,807.41	0.61
MO	1	113,812.61	0.03
MS	1	203,868.09	0.05
NC	8	1,859,209.74	0.48
NH	4	1,150,319.80	0.30
NJ	18	5,723,631.67	1.48
NM	1	124,713.64	0.03
NV	45	11,450,177.59	2.96
NY	12	4,409,724.42	1.14
OH	4	463,362.88	0.12
OK	1	264,800.00	0.07
OR	6	1,319,726.55	0.34
PA	9	1,549,230.22	0.40
RI	3	837,205.95	0.22
SC	3	567,184.80	0.15
TN	1	168,000.00	0.04
TX	4	799,912.41	0.21
UT	12	2,587,660.08	0.67
VA	45	12,977,085.06	3.35
VT	1	380,972.83	0.10
WA	44	11,497,474.59	2.97
WI	3	429,724.66	0.11
Total	1,398	$387,125,262.24	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	213	$68,272,850.43	17.64%
15.00 or less	27	6,473,361.24	1.67
15.01—20.00	39	9,359,624.62	2.42
20.01—25.00	80	21,411,973.48	5.53
25.01—30.00	125	30,931,625.94	7.99
30.01—35.00	230	59,903,574.98	15.47
35.01—40.00	324	89,777,067.26	23.19
40.01—45.00	235	68,727,280.82	17.75
45.01—50.00	83	21,721,365.20	5.61
50.01—55.00	38	9,707,688.67	2.51
55.01—60.00	3	747,500.00	0.19
60.01 >=	1	91,349.60	0.02
Total	1,398	$387,125,262.24	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.88%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,000	$269,993,647.55	69.74%
60.00 or less	1	356,245.27	0.09
65.01—70.00	3	824,379.49	0.21
70.01—75.00	3	744,530.63	0.19
75.01—80.00	8	2,557,253.43	0.66
80.01—85.00	23	7,358,177.84	1.90
85.01—90.00	307	89,589,190.80	23.14
90.01—95.00	20	6,063,597.33	1.57
95.01—100.00	33	9,638,239.90	2.49
Total	1,398	$387,125,262.24	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 89.73%.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR9 Group 2
Mortgage Loans
Preliminary Collateral Information As of 10/01/06

TOTAL CURRENT BALANCE	$735,661,778
TOTAL ORIGINAL BALANCE	$735,770,483

NUMBER OF LOANS	1,489

			Minimum		Maximum
AVG CURRENT BALANCE	$494,064		$59,900		$2,618,415
AVG ORIGINAL BALANCE	$494,137		$59,900		$2,600,000

WAVG GROSS COUPON	7.86%		1.25%		10.81%
WAVG GROSS MARGIN	3.45%		1.78%		6.15%
WAVG MAX INT RATE	10.09%		9.95%		11.95%

WAVG CURRENT LTV	76.79%		26.03%		95.42%

WAVG FICO SCORE	704		611		820

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	377	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	376	Month(s)	350	Month(s)	480	Month(s)
WAVG SEASONING	2	Month(s)	0	Month(s)	10	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	6	Month(s)	42	Month(s)

TOP STATE CONC	CA(71.06%),FL(8.42%),AZ(3.16%)
MAXIMUM CA ZIPCODE	0.60%

FIRST PAY DATE			January 1,2006		November 1,2006

RATE CHANGE DATE			November 1,2006		January 1,2007

MATURITY DATE			December 1,2035		October 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,489	$735,661,777.56	100.00%
Total	1,489	$735,661,777.56	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
CF01	3	$1,334,422.97	0.18%
LD01	12	3,734,185.53	0.51
TS12	1,474	730,593,169.06	99.31
Total	1,489	$735,661,777.56	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	9	$713,331.09	0.10%
100,001—200,000	91	14,327,608.87	1.95
200,001—300,000	158	40,098,833.32	5.45
300,001—400,000	188	66,257,987.54	9.01
400,001—500,000	405	183,613,032.26	24.96
500,001—600,000	312	170,096,280.71	23.12
600,001—700,000	162	103,911,229.25	14.12
700,001—800,000	56	41,745,982.83	5.67
800,001—900,000	34	28,976,538.71	3.94
900,001—1,000,000	34	32,542,572.52	4.42
1,000,001—1,100,000	12	12,343,484.00	1.68
1,100,001—1,200,000	7	8,060,566.75	1.10
1,200,001—1,300,000	7	8,899,537.06	1.21
1,300,001—1,400,000	2	2,771,042.03	0.38
1,400,001—1,500,000	5	7,493,153.54	1.02
1,600,001—1,700,000	3	5,006,547.32	0.68
1,800,001—1,900,000	1	1,896,947.11	0.26
2,000,001—2,100,000	1	2,007,119.99	0.27
2,200,001—2,300,000	1	2,281,568.13	0.31
2,500,001 >=	1	2,618,414.53	0.36
Total	1,489	$735,661,777.56	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.001—1.250	10	$6,392,308.00	0.87%
1.251—1.500	2	856,000.00	0.12
1.501—1.750	11	6,208,897.60	0.84
1.751—2.000	14	7,121,429.00	0.97
2.001—2.250	11	3,243,870.08	0.44
2.501—2.750	5	1,700,628.01	0.23
2.751—3.000	3	1,002,958.84	0.14
3.001—3.250	6	1,654,318.04	0.22
3.251—3.500	5	917,522.46	0.12
3.501—3.750	1	104,850.00	0.01
3.751—4.000	3	578,510.00	0.08
6.251—6.500	1	1,001,266.82	0.14
6.501—6.750	4	2,110,276.08	0.29
6.751—7.000	5	3,107,224.32	0.42
7.001—7.250	49	24,574,297.03	3.34
7.251—7.500	89	43,028,462.72	5.85
7.501—7.750	201	100,154,854.12	13.61
7.751—8.000	200	106,442,909.01	14.47
8.001—8.250	476	214,242,950.82	29.12
8.251—8.500	238	129,695,304.29	17.63
8.501—8.750	34	16,813,481.70	2.29
8.751—9.000	40	19,066,858.58	2.59
9.001—9.250	31	18,323,998.27	2.49
9.251—9.500	10	5,723,894.55	0.78
9.501—9.750	8	4,079,254.73	0.55
9.751—10.000	7	4,273,811.69	0.58
10.001—10.250	11	6,403,200.64	0.87
10.251—10.500	7	3,239,070.05	0.44
10.501—10.750	6	3,104,552.11	0.42
10.751—11.000	1	494,818.00	0.07
Total	1,489	$735,661,777.56	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	4	$2,756,358.45	0.37%
2.001—2.250	4	2,539,016.30	0.35
2.251—2.500	30	16,393,038.83	2.23
2.501—2.750	83	39,100,916.77	5.32
2.751—3.000	164	85,148,573.18	11.57
3.001—3.250	218	110,898,094.47	15.07
3.251—3.500	475	214,362,462.28	29.14
3.501—3.750	279	144,599,665.73	19.66
3.751—4.000	87	44,581,038.31	6.06
4.001—4.250	43	19,728,870.50	2.68
4.251—4.500	48	26,037,698.66	3.54
4.501—4.750	13	7,410,556.98	1.01
4.751—5.000	8	4,081,249.97	0.55
5.001—5.250	7	4,035,680.53	0.55
5.251—5.500	12	7,150,116.44	0.97
5.501—5.750	7	3,239,070.05	0.44
5.751—6.000	6	3,104,552.11	0.42
6.001—6.250	1	494,818.00	0.07
Total	1,489	$735,661,777.56	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1,338	$658,336,900.19	89.49%
10.001—10.250	1	750,269.14	0.10
10.751—11.000	88	47,801,267.95	6.50
11.751—12.000	62	28,773,340.28	3.91
Total	1,489	$735,661,777.56	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,305	$629,006,751.39	85.50%
480	184	106,655,026.17	14.50
Total	1,489	$735,661,777.56	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	896	$439,409,626.34	59.73%
115	593	296,252,151.22	40.27
Total	1,489	$735,661,777.56	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	4	$1,521,777.50	0.21%
351—360	1,301	627,484,973.89	85.30
471—480	184	106,655,026.17	14.50
Total	1,489	$735,661,777.56	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	44	$20,768,177.00	2.82%
1—6	1,431	710,854,426.99	96.63
7—12	14	4,039,173.57	0.55
Total	1,489	$735,661,777.56	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	1	$149,689.28	0.02%
36—40	7	5,641,431.29	0.77
41—45	6	2,753,097.12	0.37
46—50	4	2,438,764.73	0.33
51—55	9	8,150,055.63	1.11
56—60	14	8,107,728.65	1.10
61—65	29	19,174,909.86	2.61
66—70	94	57,898,431.91	7.87
71—75	142	93,139,591.25	12.66
76—80	799	386,912,799.31	52.59
81—85	315	129,680,276.96	17.63
86—90	33	10,645,130.48	1.45
91—95	29	8,821,678.16	1.20
96—100	7	2,148,192.93	0.29
Total	1,489	$735,661,777.56	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	1	$149,689.28	0.02%
36—40	7	5,641,431.29	0.77
41—45	5	2,313,012.50	0.31
46—50	6	3,629,404.02	0.49
51—55	8	7,399,500.96	1.01
56—60	15	8,774,697.22	1.19
61—65	31	20,305,320.25	2.76
66—70	99	59,347,231.95	8.07
71—75	156	105,112,513.32	14.29
76—80	1,087	500,088,026.58	67.98
81—85	5	1,285,948.62	0.17
86—90	40	12,635,359.98	1.72
91—95	29	8,979,641.59	1.22
Total	1,489	$735,661,777.56	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	2	$1,104,584.57	0.15%
620—639	98	47,349,756.33	6.44
640—659	116	59,975,589.01	8.15
660—679	199	99,860,819.35	13.57
680—699	272	140,838,930.65	19.14
700—719	307	148,424,859.00	20.18
720—739	168	81,164,407.65	11.03
740—759	137	68,303,087.25	9.28
760—779	107	50,369,446.13	6.85
780—799	68	31,101,053.63	4.23
800 >=	15	7,169,243.99	0.97
Total	1,489	$735,661,777.56	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	63	$29,432,859.95	4.00%
No Doc/NINA	174	91,515,921.24	12.44
No Ratio/NORA	84	43,324,562.82	5.89
Reduced Doc	1,168	571,388,433.55	77.67
Total	1,489	$735,661,777.56	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	122	$39,781,625.72	5.41%
Owner Occupied	1,330	673,697,384.65	91.58
Second Home	37	22,182,767.19	3.02
Total	1,489	$735,661,777.56	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	39	$18,289,192.69	2.49%
Fourplex	5	2,679,458.78	0.36
Hi Rise Condo	32	13,895,093.13	1.89
Low Rise Condo	166	60,371,478.68	8.21
Other	7	4,153,408.25	0.56
PUD	250	127,642,291.65	17.35
Single Family Residence	983	505,355,348.73	68.69
Townhouse	3	715,566.21	0.10
Triplex	4	2,559,939.44	0.35
Total	1,489	$735,661,777.56	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	767	$316,929,502.14	43.08%
Refi—Cash Out	506	288,452,499.13	39.21
Refi—No Cash Out	216	130,279,776.29	17.71
Total	1,489	$735,661,777.56	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	188	$89,332,972.17	12.14%
6	8	4,246,487.81	0.58
12	213	117,335,643.09	15.95
24	41	23,504,711.45	3.20
30	2	535,159.56	0.07
36	1,032	499,410,773.86	67.89
42	5	1,296,029.62	0.18
Total	1,489	$735,661,777.56	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	3	$555,681.86	0.08%
AZ	50	23,231,513.40	3.16
CA	1,022	522,769,717.28	71.06
CO	6	5,663,268.06	0.77
CT	3	1,792,021.90	0.24
DC	1	590,643.82	0.08
DE	2	872,297.83	0.12
FL	153	61,927,037.99	8.42
GA	18	4,836,701.05	0.66
HI	13	8,831,536.17	1.20
ID	4	2,328,778.05	0.32
IL	10	6,990,598.56	0.95
IN	1	245,689.90	0.03
KS	1	146,500.00	0.02
MA	4	2,322,737.92	0.32
MD	23	11,854,700.04	1.61
MI	6	1,746,037.61	0.24
MN	7	2,773,738.77	0.38
MO	2	844,859.41	0.11
MT	2	2,466,147.50	0.34
NC	9	3,677,548.23	0.50
NJ	24	12,595,664.65	1.71
NV	16	7,190,869.76	0.98
NY	11	7,815,318.57	1.06
OH	3	1,182,300.00	0.16
OR	9	2,972,998.99	0.40
PA	3	789,602.46	0.11
SC	4	1,633,580.08	0.22
TN	3	763,839.07	0.10
TX	9	2,066,041.45	0.28
UT	8	3,596,077.37	0.49
VA	40	20,144,750.69	2.74
WA	18	7,814,311.01	1.06
WI	1	628,668.11	0.09
Total	1,489	$735,661,777.56	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	220	$119,120,791.40	16.19%
15.00 or less	12	6,284,419.22	0.85
15.01—20.00	34	18,133,812.22	2.46
20.01—25.00	83	41,182,567.83	5.60
25.01—30.00	134	57,649,796.62	7.84
30.01—35.00	235	114,961,559.84	15.63
35.01—40.00	453	212,059,712.70	28.83
40.01—45.00	197	103,324,343.90	14.05
45.01—50.00	79	41,849,948.37	5.69
50.01—55.00	38	19,842,878.21	2.70
55.01—60.00	4	1,251,947.25	0.17
Total	1,489	$735,661,777.56	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.85%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	693	$355,461,391.11	48.32%
60.00 or less	1	921,140.13	0.13
60.01—65.00	1	641,526.98	0.09
65.01—70.00	3	2,995,828.15	0.41
70.01—75.00	4	2,290,172.93	0.31
75.01—80.00	18	14,062,023.97	1.91
80.01—85.00	31	17,296,140.17	2.35
85.01—90.00	412	206,813,197.45	28.11
90.01—95.00	40	19,116,404.17	2.60
95.01—100.00	286	116,063,952.50	15.78
Total	1,489	$735,661,777.56	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 91.95%.